EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 033-46171 and 333-157145) and Form S-8 (333-09277, 333-40532, 333-61851, 333-68410, 333-143682, and 333-143683) of Codorus Valley Bancorp, Inc. of our report dated March 27, 2009, relating to the consolidated financial statements which appears in this Form 10-K.

Beard Miller Company LLP
Harrisburg, Pennsylvania
March 27, 2009

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